EXHIBIT 4.1


            Chartwell Leisure Inc. 1994 Stock Option Plan, as amended

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                             CHARTWELL LEISURE INC.
                             1994 STOCK OPTION PLAN



          1. Purpose. The purpose of the Plan is to provide additional incentive to those officers, key employees, independent contractors and Non-Employee Directors of the Company and its Subsidiaries whose substantial contributions are essential to the growth and success of the Company's business in order to strengthen their commitment to the Company and its Subsidiaries, and to attract and retain competent and dedicated individuals whose efforts will result in the long-term growth and profitability of the Company and to align the interests of such officers, key employees, independent contractors and Non-Employee Directors with the interests of stockholders of the Company. To accomplish such purposes, the Plan provides that the Company may grant Incentive Stock Options or Nonqualified Stock Options.

          2. Definitions. For purposes of this Plan:

               (a) "Agreement" means the written agreement between the Company and an Optionee evidencing the grant of an Option, and setting forth the terms and conditions thereof.

               (b) "Board" means the Board of Directors of the Company.

               (c) "Cause" means (i) the willful failure by the Optionee substantially to perform his duties as an employee of the Company or a Subsidiary (other than any such failure resulting from the Optionee's incapacity due to physical or mental illness); (ii) any act of fraud, misappropriation, dishonesty, embezzlement or similar conduct against the Company or a Subsidiary;
(iii) conviction of a felony or any crime involving moral turpitude (which conviction, due to the passage of time or otherwise, is not subject to further appeal); or (iv) gross negligence by the Optionee in the performance of his duties. The Optionee's employment shall not be deemed to have been terminated for Cause unless the Company or a Subsidiary shall have given or delivered to the Optionee a notice of termination stating that, in the good faith opinion of not less than a majority of the entire membership of the Board or the Subsidiary's board of directors, the Optionee was guilty of the conduct set forth in clause (i), (ii) or (iv) of the preceding definition of Cause.

               (d) "Change in Capitalization" means any increase, reduction, or change or exchange of Shares for a different number or kind of shares or other securities of the Company by reason of a reclassification, recapitalization, merger, consolidation, reorganization, issuance of warrants or rights, dividend or other distribution (whether in the form of cash, stock or other property), stock split or reverse stock split, spin-off, combination or exchange of shares, repurchase of shares, change in corporate structure or otherwise.

               (e) "Change-of-Control Transaction" means any transaction or series of transactions pursuant to or as a result of which (i) during any period of not more than 24

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months, individuals who at the beginning of such period constituted the Board, together with any new directors (other than directors designated by a third party who has entered into an agreement to effect a transaction of the type described in clause (ii), (iii) or (iv) of this paragraph (e)) whose election by the Board or nomination for such election was approved by a vote of at least a majority of the directors then still in office who were directors at the beginning of such period or whose election or nomination for election was previously so approved (other than approval given in connection with an actual or threatened proxy or election contest), cease for any reason to constitute at least a majority of the members of the Board; (ii) beneficial ownership of 50% or more of the Shares (or other securities having generally the right to vote for the election of members of the Board) shall be acquired by, or sold, assigned or otherwise transferred to, directly or indirectly (other than pursuant to a public offering), any third party or Group, whether by sale or issuance of Shares or otherwise; (iii) the Company or any Subsidiary shall sell, assign or otherwise transfer to any third party or Group, directly or indirectly, assets (including stock or other securities of Subsidiaries) having a fair market value, book value or earning power of 50% or more of the assets of the Company and its Subsidiaries (taken as a whole); or (iv) control of 50% or more of the business of the Company shall be acquired by, or sold, assigned or otherwise transferred to, directly or indirectly, any third party or Group.

               (f) "Code" means the Internal Revenue Code of 1986, as amended.

               (g) "Committee" means the Compensation Committee of the Board or such other committee appointed by the Board to administer the Plan and to perform the functions set forth herein.

               (h) "Company" means Chartwell Leisure Inc., a Delaware corporation.

               (i) "Disability" means the inability, due to illness or injury, to engage in any gainful occupation of which the individual is suited by education, training or experience, which condition continues for at least six
(6) months.

               (j) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

               (k) "Fair Market Value" means the fair market value of the Shares as determined by the Committee in its sole discretion; provided, however, that
(i) if the Shares are admitted to trading on a national securities exchange, Fair Market Value on any date shall be the last sale price reported for the Shares on such exchange on such date or on the last date preceding such date on which a sale was reported; (ii) if the Shares are admitted to quotation on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or other comparable quotation system and have been designated as a National Market System ("NMS") security, Fair Market Value on any date shall be the last sale price reported for the Shares on such system on such date or on the last day preceding such date on which a sale was reported; or (iii) if the Shares are admitted to quotation on NASDAQ and have not been

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designated a NMS security, Fair Market Value on any date shall be the average of the highest bid and lowest asked prices of the Shares on such system on such date.

               (l) "Group" means two or more persons who agree to act together for purposes of holding or acquiring securities, assets or control of the Company; provided, however, that the shareholders of a publicly-held company that is merged with or into the Company (or a subsidiary thereof) in a transaction approved by the Board shall not be a Group with respect to any Company securities received by such shareholders in connection with such transaction.

               (m) "Incentive Stock Option" means an Option within the meaning of Section 422 of the Code.

               (n) "Initial Director" means a Non-Employee Director of the Company who is a member of the Board on the Effective Date (the "Effective Date") of the transaction described in the Company's Registration Statement on Form 10 pursuant to which the Shares are to be registered under Section 12(g) of the Exchange Act.

               (o) "Non-Employee Director" means a member of the Board who is not also an officer or employee of the Company or its Subsidiaries.

               (p) "Nonqualified Stock Option" means an Option which is not an Incentive Stock Option.

               (q) "Option" means an Incentive Stock Option, a Nonqualified Stock Option, or either or both of them, as the context requires.

               (r) "Optionee" means a person to whom an Option has been granted under the Plan.

               (s) "Parent" means any corporation in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock of one of the other corporations in such chain.

               (t) "Participant" means any officer, key employee or independent contractor of the Company or a Subsidiary designated by the Committee as eligible to receive Options subject to the conditions set forth herein, and shall also mean any Non-Employee Director.

               (u) "Permitted Transferee" means an Optionee's children, grandchildren, or spouse, or one or more trusts for the benefit of such Optionee and/or the Optionee's family members or a partnership in which such Optionee and his or her family members are the only partners.

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               (v) "Plan" means the Chartwell Leisure Inc. 1994 Stock Option
Plan, as amended from time to time.

               (w) "Rule 16b-3" means Rule 16b-3 promulgated under the Exchange Act, or any successor thereto.

               (x) "Securities Act" means the Securities Act of 1993, as amended.

               (y) "Shares" means the common stock, par value $.01 per share, of the Company (including any new, additional or different stock or securities resulting from a Change in Capitalization).

               (z) "Subsequent Director" means a Non-Employee Director of the Company who becomes a member of the Board (or with respect to directors who are also employees of the Company, a director who becomes a Non-Employee Director) subsequent to the Effective Date.

               (aa) "Subsidiary" means any corporation in an unbroken chain of corporations, beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

               (bb) "Ten-Percent Stockholder" means a Participant, who, at the time an Incentive Stock Option is to be granted to such Participant, owns (within the meaning of Section 422(b)(6) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, a Parent or a Subsidiary within the meaning of Sections 422(e) and 422(f), respectively, of the Code.

          3. Administration.

               (a) The Plan shall be administered by the Committee which shall hold meetings at such times as may be necessary for the proper administration of the Plan. The Committee shall keep minutes of its meetings. A majority of the Committee shall constitute a quorum and a majority of a quorum may authorize any action. Any decision reduced to writing and signed by a majority of the members of the Committee shall be fully effective as if it has been made at a meeting duly held. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or Options, and all members of the Committee shall be fully indemnified by the Company with respect to any such action, determination or interpretation. The Company shall pay all expenses incurred in the administration of the Plan.

               (b) Subject to the express terms and conditions set forth herein, the Committee shall have the power from time to time:


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                    (i) to determine, with respect to Participants who are not
Non- Employee Directors, those Participants to whom Options shall be granted under the Plan and the number of Nonqualified Options and/or Incentive Stock Options to be granted to each Participant and to prescribe the terms and conditions (which need not be identical) of each Option, including the purchase price per share of each Option;

                    (ii) to construe and interpret the Plan and the Options granted hereunder and to establish, amend and revoke rules and regulations for the administration of the Plan, including, but not limited to, correcting any defect or supplying any omission, or reconciling any inconsistency in the Plan or in any Agreement, in the manner and to the extent it shall deem necessary or advisable to make the Plan fully effective, and all decisions and determinations by the Committee in the exercise of this power shall be final and binding upon the Company or a Subsidiary, and the Optionees, as the case may be;

                    (iii) to determine the duration and purposes for leaves of absence which may be granted to an Optionee without constituting a termination of employment or service for purposes of the Plan; and

                    (iv) generally, to exercise such powers and to perform such acts as are deemed necessary or advisable to promote the best interests of the Company with respect to the Plan.

          4. Stock Subject to Plan.

               (a) The maximum number of Shares that may be issued pursuant to Options is 4,000,000 (or the number and kind of shares of stock or other securities which are substituted for those Shares or to which those Shares are adjusted upon a Change in Capitalization), and the Company shall reserve for the purposes of the Plan, out of its authorized but unissued Shares or out of Shares held in the Company's treasury, or partly out of each, such number of Shares as shall be determined by the Board.

               (b) No Participant may receive Options relating to more than 650,000 Shares in any year.

               (c) Whenever any outstanding Option or portion thereof expires, is cancelled or is otherwise terminated (other than by exercise of the Option), the Shares allocable to the unexercised portion of such Option may again be the subject of Options hereunder.

          5. Eligibility. Subject to the provisions of the Plan with respect to Participants who are not Non-Employee Directors, the Committee shall have full and final authority to select those Participants who will receive Options; provided, however, that no such Participant shall receive any Incentive Stock Options unless such Participant is an employee of the Company or a Subsidiary at the time the Incentive Stock Option is granted. Non-Employee

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Directors shall receive Options in accordance with Section 7 hereof and shall be eligible to receive grants pursuant to Section 6.

          6. Options. The Committee, pursuant to this Section 6, may grant Options to Participants, the terms and conditions of which shall be set forth in an Agreement. Each Option and Agreement shall be subject to the following conditions:

               (a) Purchase Price. The purchase price or the manner in which the purchase price is to be determined for Shares under each Option shall be set forth in the Agreement, provided that the purchase price per Share under each Incentive Stock Option shall not be less than 100% of the Fair Market Value of a Share at the time the Option is granted (110% in the case of an Incentive Stock Option granted to a Ten-Percent Stockholder). Notwithstanding the foregoing, not more than 15 percent of the Options granted pursuant to the Plan will be granted with a purchase price per share below Fair Market Value at the time the Option is granted.

               (b) Duration. Options granted hereunder shall be for a ten (10) year term or for such term as the Committee shall determine, provided that no Option shall be exercisable after the expiration of ten (10) years from the date it is granted (five (5) years in the case of an Incentive Stock Option granted to a Ten-Percent Stockholder). The Committee may, subsequent to the granting of any Option, extend the term thereof but in no event shall the term as so extended exceed the maximum term provided for in the preceding sentence.

               (c) Non-transferability. No Option granted hereunder shall be transferable by the Optionee to whom granted other than by will or the laws of descent and distribution or, solely with respect to Nonqualified Stock Options, as specifically permitted by the Committee to a Permitted Transferee, and an Option may be exercised during the lifetime of such Optionee only by the Optionee or such Optionee's guardian, legal representative, or, with the consent of the Committee, Permitted Transferee. The terms of such Option shall be binding upon the beneficiaries, executors, administrators, heirs, successors and any Permitted Transferee of the Optionee. Notwithstanding the foregoing, no Option granted prior to November 1, 1996 shall be amended to provide that it may be transferred to a Permitted Transferee unless it shall have been outstanding for six (6) months.

               (d) Vesting. Each Option shall vest and become exercisable in such installments as the Committee shall determine. Vesting may be based on service, performance or such other factors as the Committee shall determine. The Committee may permit vesting to continue during the periods described in Sections 6(f)(i) and (ii). Subject to Section 6(e) hereof, unless otherwise set forth in the Agreement, each Option shall become exercisable as to one-third of the Shares covered by the Option on the first anniversary of the date the Option was granted and as to an additional one-third of the Shares covered by the Option on each of the following two (2) anniversaries of such date of grant. To the extent not exercised, installments shall accumulate and be exercisable, in whole or in part, at any time after becoming exercisable, but not later than the date the Option expires. The Committee may

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accelerate the exercisability of any Option or portion thereof at any time. Any portion of an Option not exercisable upon termination of employment shall be forfeited unless set forth herein or in an Optionee's Agreement.

               (e) Accelerated Vesting. Notwithstanding the provisions of subsection (d) above, each Option granted to an Optionee shall become immediately exercisable in fall upon a Change-of-Control Transaction.

               (f) Duration. Each Option shall be exercisable (to the extent vested) in whole or in part from time to time during the term of the Option, but shall, unless the Agreement provides otherwise, terminate upon the following date if earlier than the term of the Option:

                    (i) the second anniversary of the termination of the Optionee's employment by the Company or a Subsidiary (or service as an independent contractor) as a result of the Optionee's death, Disability or retirement; or

                    (ii) the first anniversary of the termination of the Optionee's employment by the Company or a Subsidiary (or service as an independent contractor) for any reason other than the Optionee's death, Disability or retirement.

          Notwithstanding the foregoing, the Committee may provide, either at the time an Option is granted or thereafter, that the Option may be exercised after the periods provided for in this Section 6(f), but in no event beyond the original term of the Option.

               (g) Method of Exercise. The exercise of an Option shall be made only by a written notice delivered in person or by mail to the Secretary of the Company at the Company's principal executive office, specifying the number of Shares to be purchased and accompanied by payment therefor and otherwise in accordance with the Agreement pursuant to which the Option was granted. The purchase price for any Shares purchased pursuant to the exercise of an Option shall be paid in full upon such exercise in cash, by check, by a cashless exercise procedure acceptable to the Secretary of the Company or by transferring Shares to the Company on terms and conditions acceptable to the Secretary of the Company. Any Shares transferred to the Company as payment of the purchase price under an Option shall be valued at their Fair Market Value on the day preceding the date of exercise of such Option. If requested by the Committee, the Optionee shall deliver the Agreement evidencing the Option to the Secretary of the Company who shall endorse thereon a notation of such exercise and return such Agreement to the Optionee. Not less than 100 Shares may be purchased at any time upon the exercise of an Option unless the number of Shares so purchased constitutes the total number of Shares then purchasable under the Option.

               (h) Rights of Optionees. No Optionee shall be deemed for any purpose to be the owner of any Shares subject to any Option unless and until (1) the Option shall have been exercised pursuant to the terms thereof; (ii) the Company shall have issued and delivered

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the Shares to the Optionee; and (iii) the Optionee's name shall have been entered as a stockholder of record on the books of the Company. Thereupon, the Optionee shall have full voting, dividend and other ownership rights with respect to such Shares. Notwithstanding anything in this Plan to the contrary, the Agreement evidencing the Option may contain such restrictions on the transfer of Shares received by an Optionee pursuant to any exercise of such Option (or received in respect of Shares so purchased) as may be determined by the Committee.

          7. Non-Employee Directors' Formula Options. The provisions of this
Section 7 shall apply only to grants of Options to Non-Employee Directors. The provisions of Section 6 shall also apply to grants of Options to Non-Employee Directors to the extent not inconsistent with this Section 7. For purposes of interpreting this Section 7, a Non-Employee Director's service as a member of the Board shall be deemed to be employment with the Company.

               (a) General. Non-Employee Directors shall receive Nonqualified Stock Options under the Plan. The exercise price per share of Stock purchasable under Options granted to Non-Employee Directors shall be the Fair Market Value of a Share on the date of grant. No Option granted to a Non-Employee Director may be subject to a discretionary acceleration of exercisability except upon a Change-of-Control Transaction as defined in Section 2(f) hereof.

               (b) Initial Grants to Initial Directors. On the Effective Date, each Initial Director shall be granted automatically an Option to purchase 15,000 Shares.

               (c) Initial Grants To Subsequent Directors. Each Subsequent Director shall, on the date such director is elected or appointed as a member of the Board, be granted automatically an Option to purchase 15,000 Shares.

               (d) Subsequent Grants To Directors. On the first anniversary of the date of their initial grant of Options, each Initial Director who shall continue as a Non-Employee Director shall be granted automatically an Option to purchase an additional 15,000 Shares. On the first anniversary of the election or appointment of each Subsequent Director as a member of the Board, provided such Subsequent Director continues as a Non-Employee Director, such Subsequent Director shall be granted automatically an Option to purchase an additional 15,000 Shares.

               (e) Exercisability. Each Option granted under this Section 7 shall be exercisable as to one-third of the Shares covered by the Option on each of the first, second and third anniversaries of the date the Option is granted. To the extent not exercised, installments shall accumulate and be exercisable, in whole or in part, at any time after becoming exercisable, but not later than the date the Option expires.


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          8. Adjustment Upon Changes in Capitalization.

               (a) In the event of a Change in Capitalization, the Committee shall conclusively determine the appropriate adjustments, if any, to the maximum number and class of shares of stock with respect to which Options may be granted under the Plan, the number and class of shares of stock as to which Options have been granted under the Plan, and the purchase price therefor, if applicable.

               (b) Any such adjustment in the Shares or other securities subject to outstanding Incentive Stock Options (including any adjustments in the purchase price) shall be made in such manner as not to constitute a modification as defined by Section 424(h)(3) of the Code and only to the extent otherwise permitted by Sections 422 and 424 of the Code.

          9. Release of Financial Information. A copy of the Company's annual report to stockholders shall be delivered to each Optionee at the time such report is distributed to the Company's stockholders. Upon request by any Optionee, the Company shall furnish to such Optionee a copy of its most recent annual report and each quarterly report and current report filed under the Exchange Act, since the end of the Company's prior fiscal year.

          10. Termination and Amendment of the Plan. The Plan shall terminate on the tenth anniversary of the effective date of the Plan, as provided in Section 15 herein, except with respect to Options outstanding on such date, and no Options may be granted thereafter. The Board may sooner terminate or amend the Plan at any time, and from time to time; provided, however, that, except as provided in Section 8 hereof, no amendment shall be effective unless approved by the stockholders of the Company, where stockholder approval of such amendment is required to comply with any law, regulation or stock exchange rule.

          Except as provided in Section 8 hereof, rights and obligations under any Option granted before any amendment of the Plan shall not be adversely altered or impaired by such amendment, except with the consent of the Optionee.

          11. Non-Exclusivity of the Plan. The adoption of the Plan by the Board shall not be construed as amending, modifying or rescinding any previously approved incentive arrangement or as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

          12. Limitation of Liability. As illustrative of the limitations of liability of the Company, but not intended to be exhaustive thereof, nothing in the Plan shall be construed to:

               (a) give any person any right to be granted an Option other than at the sole discretion of the Committee;


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               (b) give any person any rights whatsoever with respect to Shares except as specifically provided in the Plan;

               (c) limit in any way the right of the Company or its Subsidiaries to terminate the employment of any person at any time; or

               (d) be evidence of any agreement or understanding, expressed or implied, that the Company or its Subsidiaries will employ any person in any particular position, at any particular rate of compensation or for any particular period of time.

          13. Regulations and Other Approvals, Governing Law.

               (a) This Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of Delaware without giving effect to the choice of law principles thereof, except to the extent that such law is preempted by Federal law.

               (b) The obligation of the Company to sell or deliver Shares with respect to Options granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable Federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

               (c) Except as otherwise provided in Section 10, the Board may make such changes as may be necessary or appropriate to comply with the rules and regulations of any government authority or to obtain for Optionees granted Incentive Stock Options, the tax benefits under the applicable provisions of the Code and regulations promulgated thereunder.

               (d) Each Option is subject to the requirement that, if at any time the Committee determines, in its absolute discretion, that the listing, registration or qualification of Shares issuable pursuant to the Plan is required by any securities exchange or under any state or Federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Option or the issuance of Shares, no Options shall be granted or payment made or Shares issued, in whole or in part, unless listing registration, qualification, consent or approval has been effected or obtained free of any conditions as acceptable to the Committee.

               (e) In the event that the disposition of Shares acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act and is not otherwise exempt from such registration, such Shares shall be restricted against transfer to the extent required by the Securities Act or regulations thereunder, and the Committee may require an Optionee receiving Shares pursuant to the Plan, as a condition precedent to receipt of such Shares, to represent to the Company in writing that the Shares acquired by such Optionee are acquired for investment only and not with a view to distribution.

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          14. Miscellaneous.

               (a) Multiple Agreements. Except with respect to Options granted pursuant to Section 7, the terms of each Option may differ from other Options granted under the Plan at the same time, or at any other time. The Committee may grant more than one Option to a given Optionee during the term of the Plan, either in addition to, or in substitution for, one or more Options previously granted to that Optionee. The grant of multiple Options may be evidenced by a single Agreement or multiple Agreements, as determined by the Committee.

               (b) Withholding of Taxes. The Company shall have the right to deduct from any payment of cash to any Optionee an amount equal to the Federal, state and local income taxes and other amounts required by law to be withheld with respect to any Option. Notwithstanding anything to the contrary contained herein, if an Optionee is entitled to receive Shares upon exercise of an Option, the Company shall have the right to require such Optionee, prior to the delivery of such Shares, to pay to the Company the amount of any Federal, state or local income taxes and other amounts which the Company is required by law to withhold. To the extent provided in the applicable Agreement, such payment may be made in cash, or in Shares (whether previously owned by the Optionee or issuable upon the exercise of such Option) having a Fair Market Value equal to such taxes, or in a combination of cash and Shares. The Agreement evidencing any Incentive Stock Options granted under this Plan shall provide that if the Optionee makes a disposition, within the meaning of Section 424(c) of the Code and regulations promulgated thereunder, of any Share or Shares issued to such Optionee pursuant to such Optionee's exercise of the Incentive Stock Option, and such disposition occurs within the two-year period commencing on the day after the date of grant of such Option or within the one-year period commencing on the day after the date of transfer of the Share or Shares to the Optionee pursuant to the exercise of such Option, such Optionee shall, within ten (10) days of such disposition, notify the Company thereof and thereafter immediately deliver to the Company any amount of Federal, state or local income taxes and other amounts which the Company informs the Optionee the Company is required to withhold.

               (c) Designation of Beneficiary. Each Optionee may, with the consent of the Committee, designate a person or persons to receive in the event of such Optionee's death, any Option or any amount of Shares payable pursuant thereto, to which such Optionee would then be entitled. Such designation will be made upon forms supplied by and delivered to the Company and may be revoked or changed in writing. In the event of the death of an Optionee and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Optionee's death, the Company shall deliver such Options, and/or amounts payable to the executor or administrator of the estate of the Optionee, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such Options and/or amounts payable to the spouse or to any one or more dependents or relatives of the Optionee, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.


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          15. Effective Date. The effective date of the Plan shall be the
Effective Date.


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